UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2010
____________________

SL Industries, Inc.
(Exact name of registrant as specified in charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey	08054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code  (856) 727-1500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2010, the Board of Directors (the “Board”) of SL Industries, Inc. (the “Company”) appointed Louis Belardi to serve as the Company’s Chief Financial Officer (“CFO”), effective immediately.

Mr. Belardi, age 59, served as the Corporate Controller of the Company since 2004, during which time he was responsible for management of the Company's corporate accounting, SEC reporting functions and Sarbanes Oxley compliance.  Mr. Belardi has served as the Company’s Secretary and Treasurer since July 2010.  Prior to joining the Company, Mr. Belardi was a partner in his own management consulting firm that specialized in providing financial consulting to public corporations.   Before entering consulting, he was promoted through several financial roles to the position of Vice President Finance and Administration at Aydin Corporation, now part of L-3 Communications.   Mr. Belardi started his career at Price Waterhouse.  He is a Certified Public Accountant and holds a Bachelor of Science degree from the University of Scranton and a Master’s Degree in Finance from Temple University Graduate School.

Mr. Belardi does not have any family relationships with any of the Company's directors or executive officers and he is not party to any related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.  Mr. Belardi will replace Glen Kassan, who has served as the Company’s Interim Chief Financial Officer since June 14, 2010.  Mr. Kassan will continue to serve as Chairman of the Board of the Company.

In connection with Mr. Belardi's appointment as the Company’s CFO, the Compensation Committee of the Board approved the terms of Mr. Belardi's compensation, which includes an annual base salary at $215,000, eligibility for an annual bonus of up to 75% of his base salary to be composed of a short term incentive portion and a long term incentive portion at the sole discretion of the Board, and an option to purchase 25,000 shares of the Company’s common stock granted at fair market value pursuant to the Company’s 2008 Incentive Stock Plan (the “Options”).   The Options vest over three years pursuant to an option grant letter agreement dated September 2, 2010, setting forth certain terms of the Option grant.

On August 31, 2010, the Company entered into a Change-In-Control Agreement with Mr. Belardi (the "Change-In-Control Agreement").  Pursuant to the Change-In-Control Agreement, Mr. Belardi will receive a payment equal to one times his annual salary in the event his employment is terminated without cause or if he terminates such employment for good reason within one year of a change in control of the Company or the execution of a definitive agreement contemplating a change in control of the Company, whichever is later. The Change-In-Control Agreement has a term of seven years.

Item 8.01.	Other Events.

On September 2, 2010, the Company issued a press release announcing the appointment of Mr. Belardi as the Company’s CFO.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No. 99.1	Exhibits Press Release dated September 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc. (Registrant)

Date: September 2, 2010	By:	/s/ William T. Fejes
Name: William T. Fejes
Title: Chief Executive Officer